Exhibit 4.3
                                                                  EXECUTION COPY

                                 SELLER GUARANTY

         THIS SELLER GUARANTY (this "Seller Guaranty"), dated as of March 1, 2001, made by Mercury Finance Company LLC ("MFC"), a Delaware limited liability company (the "Guarantor"), in favor of the Wells Fargo Bank Minnesota, National Association, a national banking association ("Wells Fargo"), as Collateral Agent (the "Collateral Agent") under the Receivables Financing Agreement referred to below.

                              W I T N E S S E T H:
                               -------------------

         WHEREAS, pursuant to a Receivables Financing Agreement, dated as of March 1, 2001 (together with all amendments and other modifications, if any, from time to time thereafter made thereto, the "Receivables Financing Agreement"), among MFN Funding LLC, a Delaware limited liability company, as Borrower (the "Borrower"), MFC, as the initial Servicer (the "Servicer"), MFN Financial Corporation, a Delaware corporation ("MFN"), individually and as Performance Guarantor, each Noncommitted Lender from time to time party thereto, each Committed Lender from time to time party thereto, the Agent and Wells Fargo, as Custodian, Backup Servicer and Collateral Agent, the Lenders will make Advances to the Borrower from time to time; and

         WHEREAS, as a condition precedent to the making of the initial Advance under the Receivables Financing Agreement, the Guarantor is required to execute and deliver this Seller Guaranty; and

         WHEREAS, as a condition precedent to the making of the initial Advance under the Receivables Financing Agreement, MFN is required to execute and deliver the MFN Guaranty (the "MFN Guaranty"); and

         WHEREAS, to secure all of the obligations of the Guarantor hereunder, the Guarantor has executed a Membership Pledge Agreement pursuant to which it has agreed to grant a security interest to the Collateral Agent for the benefit of the Lenders in the Collateral set forth therein; and

         WHEREAS, the Guarantor has duly authorized the execution, delivery and performance of this Seller Guaranty; and

         WHEREAS, it is in the best interests of the Guarantor to execute this Seller Guaranty inasmuch as the Guarantor will derive substantial direct and indirect benefits from the Advances made from time to time to the Borrower by the Lenders pursuant to the Receivables Financing Agreement;

         NOW THEREFORE, for good and valuable consideration the receipt of which is hereby acknowledged, and in order to induce the Lenders to make the Advances (including the initial Advance) to the Borrower pursuant to the Receivables Financing Agreement, the Guarantor agrees, for the benefit of the Collateral Agent, as follows:

                                   ARTICLE I

                                   DEFINITIONS

         SECTION 1.1. Certain Terms. The following terms (whether or not underscored) when used in this Seller Guaranty, including its preamble and recitals, shall have the following meanings (such definitions to be equally applicable to the singular and plural forms thereof):

         "Borrower" is defined in the first recital.

         "Collateral" is defined in the Membership Pledge Agreement.

         "Event of Default" means:

                  (a) any default in the payment of any amount payable by the Guarantor hereunder, which default shall continue for one Business Day;

                  (b) any failure by the Guarantor to perform or observe any other term, covenant or agreement contained in this Seller Guaranty on its part to be performed or observed and any such failure shall remain unremedied for 10 days after knowledge thereof by the Guarantor or after written notice thereof shall have been given by the Agent to the Guarantor; or

                  (c) An Event of Bankruptcy shall have occurred and remain continuing with respect to the Guarantor.

         "Expected Loss Percentage" means 15% or such lesser percentage as shall be set forth in a written notice delivered by the Agent to the Servicer from time to time.

         "Guaranteed Obligations" is defined in Section 2.1.

         "Guarantor" is defined in the preamble.

         "Lenders" is defined in the preamble.

         "Maximum Principal Balance" means, as of any date, an amount equal to the highest Aggregate Outstanding Principal Balance of the Receivables reported on any Servicer's Certificate delivered on or prior to such date and after the later of (i) the Closing Date and (ii) the closing date of the most recent Take-Out Securitization.

         "MFN Guaranty" is defined in the third recital.

         "Receivables Financing Agreement" is defined in the first recital.

         "Seller Guaranty" is defined in the preamble.

         SECTION 1.2. Receivables Financing Agreement Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this Seller Guaranty, including its preamble and recitals, have the meanings provided in the Receivables Financing Agreement.

                                   ARTICLE II

                           SELLER GUARANTY PROVISIONS

         SECTION 2.1. Seller Guaranty. The Guarantor hereby absolutely, unconditionally and irrevocably (all of the following guaranteed and indemnified obligations being collectively called the "Guaranteed Obligations")

                  (a) guarantees the full and punctual payment when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise, of all Obligations of the Borrower now or hereafter existing under the Receivables Financing Agreement, the Note and each other Transaction Document, whether for principal, interest, fees, expenses or otherwise, and all other obligations of the Borrower to the Lenders, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent or now or hereafter existing or due or to become due (including in all cases all such amounts which would become due but for the operation of the automatic stay under Section 362(a) of the United States Bankruptcy Code, 11 U.S.C.ss.362(a), and the operation of Sections 502(b) and 506(b) of the United States Bankruptcy Code, 11 U.S.C.ss.502(b) andss.506(b)), and

                  (b) indemnifies and holds harmless the Collateral Agent for any and all costs and expenses (including reasonable attorney's fees and expenses) incurred by the Collateral Agent, as the case may be, in enforcing any rights under this Seller Guaranty;

provided, however, that the aggregate liability of the Guarantor under this Seller Guaranty shall not exceed the product of (a) the Expected Loss Percentage times (b) the Maximum Principal Balance as of the date of any demand on this Seller Guaranty (the "Cap"). This Seller Guaranty constitutes a guaranty of payment when due and not of collection, and the Guarantor specifically agrees that it shall not be necessary or required that the Collateral Agent exercise any right, assert any claim or demand or enforce any remedy whatsoever against the Borrower (or any other Person) before or as a condition to the obligations of the Guarantor hereunder.

         SECTION 2.2. Acceleration of Seller Guaranty. The Guarantor agrees that, in the event of the dissolution or insolvency of the Borrower or the Guarantor, or the inability or failure of the Borrower or the Guarantor to pay debts as they become due, or an assignment by the Borrower or the Guarantor for the benefit of creditors, or the commencement of any case or proceeding in respect of the Borrower or the Guarantor under any bankruptcy, insolvency or similar laws, and if such event shall occur at a time when any of the Guaranteed Obligations may not then be due and payable, the Guarantor will pay to the Collateral Agent forthwith the full amount which would be payable hereunder by the Guarantor if all such Guaranteed Obligations were then due and payable.

         SECTION 2.3. Seller Guaranty Absolute, etc. This Seller Guaranty shall in all respects be a continuing, absolute, unconditional and irrevocable guaranty of payment, and shall remain in full force and effect until all Guaranteed Obligations have been paid in full, all obligations of the Guarantor hereunder shall have been paid in full and the Commitments of the Committed Lenders shall have terminated. The Guarantor guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of the Receivables Financing Agreement and each other Transaction Document under which they arise, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Collateral Agent. The liability of the Guarantor under this Seller Guaranty shall be absolute, unconditional and irrevocable irrespective of:

                  (a) any lack of validity, legality or enforceability of the Receivables Financing Agreement, any Note or any other Transaction Document;

                  (b) the failure of the Collateral Agent;

                           (i) to assert any claim or demand or to enforce any
                  right or remedy against the Borrower or any other Person (including any other guarantor) under the provisions of the Receivables Financing Agreement, any Note, any other Transaction Document or otherwise, or

                           (ii) to exercise any right or remedy against any
                  other guarantor of, or collateral securing, any Guaranteed Obligations;

                  (c) any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations, or any other extension, compromise or renewal of any Guaranteed Obligation;

                  (d) any reduction, limitation, impairment or termination of any Guaranteed Obligations for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to (and the Guarantor hereby waives any right to or claim of) any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality, nongenuineness, irregularity, compromise, unenforceability of, or any other event or occurrence affecting, any Guaranteed Obligations;

                  (e) any amendment to, rescission, waiver, or other modification of, or any consent to departure from, any of the terms of the Receivables Financing Agreement, any Note or any other Transaction Document;

                  (f) any addition, exchange, release, surrender or non-perfection of any collateral, or any amendment to or waiver or release or addition of, or consent to departure from, the MFN Guaranty or any other guaranty, held by the Collateral Agent securing any of the Guaranteed Obligations;

                  (g) any recovery or demand for recovery made under the MFN Guaranty; or

                  (h) any other circumstance which might otherwise constitute a defense available to, or a legal or equitable discharge of, the Borrower, any surety or any guarantor.

         SECTION 2.4. Reinstatement, etc. The Guarantor agrees that this Seller Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment (in whole or in part) of any of the Guaranteed Obligations is rescinded or must otherwise be restored by the Collateral Agent, upon the insolvency, bankruptcy or reorganization of the Borrower or otherwise, as though such payment had not been made.

         SECTION 2.5. Waiver, etc. The Guarantor hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Guaranteed Obligations and this Seller Guaranty and any requirement that the Collateral Agent protect, secure, perfect or insure any security interest or Lien, or any property subject thereto, or exhaust any right or take any action against the Borrower or any other Person (including any other guarantor) or entity or any collateral securing any Guaranteed Obligations.

         SECTION 2.6. Subrogation, etc. The Guarantor will not exercise any rights which it may acquire by reason of any payment made hereunder, whether by way of subrogation, reimbursement or otherwise, until the prior payment, in full and in cash, of all Guaranteed Obligations. Any amount paid to the Guarantor on account of any payment made hereunder prior to the payment in full of all Guaranteed Obligations shall be held in trust for the benefit of the Collateral Agent and shall immediately be paid to the Collateral Agent and credited and applied against the Guaranteed Obligations, whether matured or unmatured, in accordance with the terms of the Receivables Financing Agreement (or other agreement(s) pursuant to which such Guaranteed Obligations are outstanding); provided, however, that if

                  (a) the Guarantor has made payment to the Collateral Agent of all or any part of the Guaranteed Obligations, and

                  (b) all Guaranteed Obligations have been paid in full and the Commitments and other commitments of the Committed Lenders to the Borrower have permanently terminated,

the Collateral Agent agrees that, at the Guarantor's request, the Collateral Agent will execute and deliver to the Guarantor appropriate documents (without recourse and without representation or warranty) necessary to evidence the transfer by subrogation to the Guarantor of an interest in the Guaranteed Obligations resulting from such payment by the Guarantor. In furtherance of the foregoing, for so long as any Guaranteed Obligations or Commitments and other commitments of the Lenders to the Borrower remain outstanding, the Guarantor shall refrain from taking any action or commencing any proceeding against the Borrower (or its successors or assigns, whether in connection with a bankruptcy proceeding or otherwise) to recover any amounts in respect of payments made under this Seller Guaranty to the Collateral Agent.

         SECTION 2.7. Successors, Transferees and Assigns; Transfers of Notes, etc. This Seller Guaranty shall:

                  (a) be binding upon the Guarantor, and its successors, transferees and assigns; and

                  (b) inure to the benefit of and be enforceable by the Collateral Agent and each of its respective successors, transferees and assigns.

Without limiting the generality of the foregoing clause (b), the Collateral Agent may assign or otherwise transfer (in whole or in part) any Note or Loan held by it to any other Person or entity, and such other Person or entity shall thereupon become vested with all rights and benefits in respect thereof granted to the Collateral Agent under any Transaction Document (including this Seller Guaranty) or otherwise, subject, however, to any contrary provisions in such assignment or transfer, and to the provisions of Article XVI of the Receivables Financing Agreement.

         SECTION 2.8. Joint and Several. The obligations of the Guarantor hereunder are joint and several with the obligations of MFN under the MFN Guaranty and in no event may the aggregate obligations of the Guarantor hereunder and MFN under the MFN Guaranty exceed the Cap.

                                  ARTICLE III

                            MISCELLANEOUS PROVISIONS

         SECTION 3.1. Transaction Document. This Seller Guaranty is a Transaction Document executed pursuant to the Receivables Financing Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof.

         SECTION 3.2. Binding on Successors, Transferees and Assigns; Assignment of Seller Guaranty. This Seller Guaranty shall be binding upon the Guarantor and its successors, transferees and assigns and shall inure to the benefit of and be enforceable by the Collateral Agent and its respective successors, transferees and assigns; provided, however, that the Guarantor may not assign any of its obligations hereunder without the prior written consent of the Collateral Agent.

         SECTION 3.3. Amendments, etc. No amendment to or waiver of any provision of this Seller Guaranty, nor consent to any departure by the Guarantor herefrom, shall in any event be effective unless the same shall be in writing and signed by the Collateral Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

         SECTION 3.4. Addresses for Notices to the Guarantor. All notices and other communications hereunder to the Guarantor shall be in writing (including telegraphic communication) and mailed or telegraphed or delivered to it, addressed to it at the address set forth below its signature hereto or at such other address as shall be designated by the Guarantor in a written notice to the Collateral Agent at the address specified in the Receivables Financing Agreement complying as to delivery with the terms of this Section. All such notices and other communications shall, when mailed or telegraphed, respectively, be effective when deposited in the mails or delivered to the telegraph company, respectively, addressed as aforesaid.

         SECTION 3.5. No Waiver; Remedies. In addition to, and not in limitation of, Section 2.3 and Section 2.5, no failure on the part of the Collateral Agent to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

         SECTION 3.6. Section Captions. Section captions used in this Seller Guaranty are for convenience of reference only, and shall not affect the construction of this Seller Guaranty.

         SECTION 3.7. Setoff. In addition to, and not in limitation of, any rights of the Collateral Agent under applicable law, the Collateral Agent shall, upon the occurrence of any Event of Default, have the right to appropriate and apply to the payment of the obligations of the Guarantor owing to it hereunder, whether or not then due, and the Guarantor hereby grants to the Collateral Agent a continuing security interest in, any and all balances, credits, deposits, accounts or moneys of the Guarantor then or thereafter maintained with the Collateral Agent and any and all property of every kind or description of or in the name of the Guarantor now or hereafter, for any reason or purpose whatsoever, in the possession or control of, or in transit to, the Collateral Agent or any agent or bailee for the Collateral Agent.

         SECTION 3.8. Severability. Wherever possible each provision of this Seller Guaranty shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Seller Guaranty shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Seller Guaranty.

         SECTION 3.9. Governing Law, Entire Agreement, etc. THIS SELLER GUARANTY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ANY OTHERWISE APPLICABLE CONFLICT OF LAW PRINCIPLES (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW). THIS SELLER GUARANTY AND THE OTHER TRANSACTION DOCUMENTS CONSTITUTE THE ENTIRE UNDERSTANDING AMONG THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF AND SUPERSEDE ANY PRIOR AGREEMENTS, WRITTEN OR ORAL, WITH RESPECT THERETO.

         SECTION 3.10. Forum Selection And Consent To Jurisdiction. ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS SELLER GUARANTY OR ANY OTHER TRANSACTION DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF THE COLLATERAL AGENT OR THE GUARANTOR SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY PROPERTY MAY BE BROUGHT, AT THE COLLATERAL AGENT'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH PROPERTY MAY BE FOUND. THE GUARANTOR HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSE OF

ANY SUCH LITIGATION AS SET FORTH ABOVE AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH LITIGATION. THE GUARANTOR FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK. THE GUARANTOR HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT THE GUARANTOR HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, THE GUARANTOR HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS SELLER GUARANTY.

         SECTION 3.11. Waiver of Jury Trial. THE GUARANTOR HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS SELLER GUARANTY, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF THE COLLATERAL AGENT OR THE GUARANTOR. THE GUARANTOR ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE LENDERS ENTERING INTO THE RECEIVABLES FINANCING AGREEMENT.

         SECTION 3.12. Termination. Subject to Section 2.4, the Guarantor's guaranty and the duty of the Guarantor to perform the Guaranteed Obligations shall immediately terminate upon the earlier of (a) the date of payment and performance in full of the Guaranteed Obligations and (b) payment in full of the maximum amount payable by the Guarantor hereunder.

         IN WITNESS WHEREOF, the Guarantor has caused this Seller Guaranty to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

                                              MERCURY FINANCE COMPANY LLC


                                              By: /s/ Mark Dapier_______________
                                                  ------------------------------
                                                  Title: President______________
                                                         -----------------------

                                              100 Field Drive
                                              Suite 340
                                              Lake Forest, IL 60045
                                              Attention:  Treasurer
                                              Facsimile No.:  (847) 295-3526